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                                                                          EX-10Z


                           SUPPLEMENT RETIREMENT PLAN

                                       OF

                         THE CHASE MANHATTAN BANK, N.A.

                             INSTRUMENT OF AMENDMENT


         WHEREAS, The Chase Manhattan Bank, N.A. has reserved the right to amend its Supplemental Retirement Plan (the "Plan") and now desires to amend the Plan as set forth in this Instrument of Amendment;

         NOW, THEREFORE, the Plan is hereby amended as follows:



    1. Section III-A(4)(c) of the Plan is amended by inserting at the end thereof the following:

                  Any Approved Change in Control shall not be a Change in Control hereunder. As used herein, the term "Approved Change in Control" means any Change in Control occurring by reason of or upon the occurrence of the transactions and events contemplated by the Merger Agreement. "Merger Agreement" means any agreement or plan of merger or consolidation between CMC and Chemical Banking Corporation that is approved by the Boards of Directors of CMC and Chemical Banking Corporation on or before September 30, 1995, as modified from time to time.


     2. Section III-A is amended by adding the following as a new subsection 5.


         5.       Special Change in Control Benefits. If,
                  after an Approved Change in Control, the employment of an employee not otherwise eligible to receive a benefit under the Plan is terminated for any reason (other than for Cause or by such employee without Good Reason) (a "Protected Employee"), the benefits of such Protected Employee under the Plan shall be immediately 100% vested and non-forfeitable on the date of any such termination of employment.


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     3.  Clause (i) of the definition of "Good Reason" in Section
         III-A(4)(g) of the Plan is amended by adding the following additional proviso to end thereof:


                  ; provided further, however, that no event described in this clause (i) shall constitute
                  Good Reason for purposes of Section III-A(5) hereof;


     4. Section III-A(3) shall be modified by adding the following as the final subparagraph:


         (iv) For purposes of this Section III-A(3), the definition of "Change in Control" shall be that set forth in Section III-A(4)(c) below, except that the third sentence of Section III-A(4)(c) shall be ignored.


     5. Section III-A(2) shall be modified by adding the following new sentences to the end thereof:


                  For purposes of this Section III-A(2), the definition of "Change in Control" shall be that set forth in Section III-A(4)(c) except that the third sentence of Section III-A(4)(c) shall be ignored. The definition of "Good Reason" applicable to any Potential Change in Control related to Approved Change in Control shall, for purposes of this Section III-A(2), exclude subsection (i) of the definition of "Good Reason" set forth in Section III-A(4)(g) hereof.


     6. The amendments set forth above shall be effective as of August 25, 1995.


         IN WITNESS WHEREOF, The Chase Manhattan Bank, N.A. has caused this

Instrument of Amendment to be executed this 27th day of August, 1995.

                                                  THE CHASE MANHATTAN BANK, N.A.



                                                  By:  /s/ JOHN J. FARRELL
                                                     ---------------------------
                                                     John J. Farrell
                                                     Executive Vice President